UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2015

UNILIFE CORPORATION

(Exact name of Registrant as Specified in Charter)

Delaware	001-34540	27-1049354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Cross Farm Lane, York, Pennsylvania	17406
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 384-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 2, 2015, Unilife Corporation (the “Company”) announced that in response to third-party initiated expressions of interest, the Company’s Board of Directors has engaged Morgan Stanley & Co. LLC (“Morgan Stanley”) to conduct a review of strategic alternatives to maximize shareholder value.

Potential strategic alternatives to be explored and evaluated during the review process may include a possible sale of the Company, a strategic partnership with one or more parties or the licensing of some of the Company’s proprietary technologies. The Company’s Board of Directors will not provide any commitment regarding when or if this strategic review process will result in any type of transaction, and no assurance can be given that the Company will determine to pursue a potential sale, strategic partnership or licensing arrangement.

The Company issued a press release announcing the engagement of Morgan Stanley. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unilife Corporation

Date: September 2, 2015	By:	/s/ Alan Shortall
Alan Shortall
Chairman and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Press release dated September 2, 2015